UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2010
FREIGHTCAR AMERICA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

Two North Riverside Plaza, Suite 1250
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(800) 458-2235
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On September 7, 2010, FreightCar America, Inc. and its wholly-owned indirect subsidiary, FreightCar Rail Services, LLC (“FCRS”) entered into an Asset Purchase Agreement with Cornhusker Railways, LLC (“Cornhusker”), DTE Rail Services, Inc. (“DTERS”) and DTE Energy Resources, Inc. (the “Asset Purchase Agreement”), pursuant to which FCRS will, subject to the terms and conditions of the Asset Purchase Agreement, acquire substantially all of the assets of Cornhusker and DTERS (the “Acquisition”). In exchange for the acquired assets, FCRS will assume certain liabilities and pay approximately $23.2 million, subject to adjustment with respect to working capital as of the closing date.
     The Asset Purchase Agreement contains customary representations and warranties of Cornhusker and DTERS, including among others, with respect to: corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements, compliance with law and legal proceedings, absence of certain changes, undisclosed liabilities, taxes, employee matters, intellectual property, customers, suppliers, and certain contracts. Cornhusker and DTERS have agreed to conduct their businesses in the ordinary course until the Acquisition is completed.
     Consummation of the Acquisition is subject to certain customary closing conditions, including accuracy of the representations and warranties of the other party (generally subject to a materiality standard), and material compliance by the other party with its obligations under the Asset Purchase Agreement.
     The Asset Purchase Agreement contains certain termination rights in favor of FCRS and Cornhusker and DTERS, as the case may be, applicable (i) upon December 6, 2010, if the Acquisition has not been completed by that time, and (ii) upon a breach by the other party that would result in a failure of the conditions to closing set forth in the Asset Purchase Agreement. In limited situations, upon termination of the Asset Purchase Agreement, Cornhusker and DTERS, collectively, may be entitled to a break-up fee of $750,000.
     The foregoing description of the Acquisition and the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached hereto as Exhibit 2.1, and is incorporated into this report by reference. A copy of the press release announcing the entry into the Asset Purchase Agreement is attached as Exhibit 99.1 to this report Form 8-K.
Section 9—Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 2.1	Asset Purchase Agreement, dated September 7, 2010, by and among FreightCar Rail Services, LLC, FreightCar America, Inc., Cornhusker Railways, LLC, DTE Rail Services, Inc. and DTE Energy Resources, Inc.

Exhibit 99.1	Press Release of FreightCar America, Inc. dated September 8, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: September 8, 2010	By:	/s/ Laurence M. Trusdell
		Name:	Laurence M. Trusdell
		Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1	Asset Purchase Agreement, dated September 7, 2010, by and among FreightCar Rail Services, LLC, FreightCar America, Inc., Cornhusker Railways, LLC, DTE Rail Services, Inc. and DTE Energy Resources, Inc.

Exhibit 99.1	Press Release of FreightCar America, Inc. dated September 8, 2010.